Therapeutic Solutions International Files Patent Covering ProJuvenol© and its Active Ingredient Pterostilbene

OCEANSIDE, CA--(Marketwired – April 28, 2016) - Therapeutic Solutions International, Inc., (OTC Markets:TSOI) announced today the filing of a patent application covering the use of ProJuvenol© and its active ingredient pterostilbene for augmentation of stem cell activity.  Diseases such as diabetes1, cardiovascular disease2, and neurodegenerative diseases3 are characterized by deficient stem cell activity.  The patent covers the stimulation of stem cells that already exist in the patient’s body, as well as stem cells that are administered therapeutically.

“One of the major discoveries in the area of medicine is that the body possesses its own ‘repair cells’, which are capable of healing tissues that have been damaged by diseases.  These ‘repair cells’ or otherwise known as ‘stem cells’ are currently the subject of clinical trials in industry and academia in diseases ranging from heart failure, to stroke, to diabetes,” said Santosh Kesari, MD, Ph.D., Chair of Translational Neuro-oncology and Neurotherapeutics at the John Wayne Cancer Institute and the Pacific Neuroscience Institute. “The possibility of using a nutraceutical approach to address stem cell deficiency is enticing.  We are eager to address these innocuous and potentially clinically effective approaches in formal clinical trials.”

Studies have shown that patients who have higher levels of endogenous stem cell activity have reduced cardiovascular disease risk4 and undergo accelerated neurological recovery after stroke5 as compared to patients with lower numbers of such stem cells.

“At Therapeutic Solutions International we are actively pursuing intellectual property and scientific development of pterostilbene, the active ingredient in ProJuvenol©, our commercially available nutraceutical.  We believe that by conducting cutting edge scientific research, we not only can achieve a strong market position, but we can advance the scientific field, which has benefits for everyone,” said Timothy Dixon, President and CEO of TSOI.

Currently the Company is also pursuing the use of pterostilbene for augmentation of cancer specific immunotherapy, for which the company has filed a patent in July 2015.

About Therapeutic Solutions International, Inc.

The Company's corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

These Supplement products have not been evaluated by the United States Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any diseases.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

CONTACT INFORMATION

Therapeutic Solutions International, Inc.

ir@tsoimail.com

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1 Moon et al. Circ J. 2012;76(9):2273-9. http://www.ncbi.nlm.nih.gov/pubmed/22664650

2 Hill et al. N Engl J Med. 2003 Feb 13;348(7):593-600. http://www.ncbi.nlm.nih.gov/pubmed/12584367

3 Lee et al. Neurology. 2009 May 26;72(21):1858-63 http://www.ncbi.nlm.nih.gov/pubmed/19470969

4 Hill et al. N Engl J Med. 2003 Feb 13;348(7):593-600. http://www.ncbi.nlm.nih.gov/pubmed/12584367

5 Sobrino et al. Stroke. 2007 Oct;38(10):2759-64. https://www.ncbi.nlm.nih.gov/pubmed/17761925